                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12

                                ICT GROUP, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                                 ICT GROUP, INC.
                              800 Town Center Drive
                          Langhorne, Pennsylvania 19047
                         -------------------------------

                  NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON
                                  MAY 24, 2000

                         -------------------------------

TO THE SHAREHOLDERS OF
ICT GROUP, INC.:

         Notice is hereby given that the 2000 Annual Meeting of Shareholders (the "Annual Meeting") of ICT GROUP, INC. (the "Company" or "ICT") will be held at the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, New Jersey 08540 on May 24, 2000, at 10:00 a.m., local time, for the following purposes:

         1. To elect two directors;

         2. To approve a proposal to amend the Company's 1996 Equity Compensation Plan to increase the number of shares reserved for issuance thereunder from 1,120,000 to 1,620,000;

         3. To approve a proposal to amend the Company's 1996 Non-Employee Directors Plan to increase the number of shares reserved for issuance thereunder from 30,000 to 50,000;

         4. To ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000; and

         5. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only shareholders of record as of the close of business on April 3, 2000 will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof. A list of shareholders of the Company as of the close of business on April 3, 2000 will be available for inspection during normal business hours for ten days prior to the Annual Meeting at the Company's executive offices at 800 Town Center Drive, Langhorne, Pennsylvania 19047.

                                             By order of the board of directors,


                                             Vincent M. Dadamo
                                             Secretary


Langhorne, Pennsylvania
April 19, 2000

================================================================================

       EACH SHAREHOLDER IS URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED
   PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN
    THE UNITED STATES. IF A SHAREHOLDER DECIDES TO ATTEND THE MEETING, HE OR
    SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.
================================================================================

                                 ICT GROUP, INC.
                              800 Town Center Drive
                          Langhorne, Pennsylvania 19047
                         -------------------------------

                                 PROXY STATEMENT
                                       FOR
                       2000 ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON
                                  MAY 24, 2000
                         -------------------------------

General Information on the Meeting

         This proxy statement and the accompanying form of proxy are being mailed on or about April 19, 2000 to the shareholders of ICT GROUP, INC. (the "Company" or "ICT"). These materials are being furnished in connection with the solicitation by the board of directors of the Company of proxies to be voted at the 2000 Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, New Jersey 08540 on May 24, 2000, at 10:00 a.m., local time, and at any adjournments thereof.

         The entire cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by telephone by officers and directors and a small number of regular employees of the Company who will not be specially compensated for such services. The Company also will request banks and brokers to solicit proxies from their customers, where appropriate, and will reimburse such persons for reasonable expenses incurred in that regard.

Voting at the Meeting

         Only shareholders of common stock of the Company, par value $0.01 per share ("Common Stock") of record at the close of business on April 3, 2000 are entitled to notice of, and to vote at, the Annual Meeting. As of April 3, 2000, there were 11,820,025 shares of Common Stock outstanding. Each shareholder entitled to vote shall have the right to one vote for each share of Common Stock outstanding in such shareholder's name.

         The Company presently has no other class of stock outstanding and entitled to be voted at the Annual Meeting. The presence in person or by proxy of shareholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting will constitute a quorum.

         Shares cannot be voted at the Annual Meeting unless the holder of record is present in person or by proxy. The enclosed form of proxy is a means by which a shareholder may authorize the voting of his or her shares at the Annual Meeting. Directors are to be elected at the Annual Meeting by a plurality of the votes cast by holders of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. In the case of shares that are present at the Annual Meeting for quorum purposes, not voting those shares for a particular nominee for director (including by withholding authority on the proxy) will not operate to prevent the election of that nominee if he otherwise receives affirmative votes; an abstention on any other item will operate to prevent approval of the item to the same extent as a vote against approval of such item and a broker "non-vote" on any item (which results when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner and those matters are matters with respect to which the broker has no discretion to vote) will have no effect on the outcome of the vote on such item. The shares of Common Stock represented by each properly executed proxy will be voted at the Annual Meeting in accordance with each shareholder's directions. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. If no choice has been specified and the enclosed proxy card is properly executed and returned, the shares will be voted FOR the nominees listed herein under "Election of Directors," FOR the proposals to amend the Company's 1996 Equity Compensation Plan and the Company's 1996 Non-Employee Directors Plan and FOR ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ended December 31, 2000. If any other matters are properly presented to the Annual Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

         Execution of the accompanying proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by giving written or oral notice of revocation to the Secretary of the Company, or by delivering a subsequently executed proxy, at any time before the proxy is voted.

         Your proxy vote is important. Accordingly, you are asked to complete, sign and return the accompanying proxy card whether or not you plan to attend the Annual Meeting. If you plan to attend the Annual Meeting to vote in person and your shares are registered with the Company's transfer agent in the name of a broker or bank, you must secure a proxy from your broker or bank assigning voting rights to you for your shares of Common Stock.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         The board of directors of the Company currently consists of four members and is divided into three classes, two classes each consisting of one director and one class consisting of two directors. One class is elected each year to hold office for a three year term and until the election and qualification of the director's successor or until the director's death, removal or resignation. At the Annual Meeting, two directors are to be elected for the current class. The term of office for the directors elected at the Annual Meeting will expire at the 2003 annual meeting of shareholders.

         John J. Brennan and John A. Stoops, current members of the board of directors, have been nominated by the board of directors for election as directors at the Annual Meeting.

         The nominees have consented to be named and to serve if elected. Unless otherwise instructed by the shareholders, the persons named in the proxies will vote the shares represented thereby for the election of such nominees. The board of directors believes the nominees will be able to serve as directors. If this should not be the case, however, the proxies may be voted for one or more substitute nominees to be designated by the board of directors or the board may decide to reduce the number of directors. The board of directors recommends a vote FOR the nominees.


           -----------------------------------------------------------
                              Nominees for Election
           -----------------------------------------------------------

                                              Year First Became Director, Principal Occupations During
Name of Director              Age                   Past Five Years and Certain Directorships
----------------              ---             --------------------------------------------------------
John J. Brennan                56     Mr. Brennan has served as Chairman, President and Chief Executive
                                      Officer of the Company and as a director since April 1987, when he managed the buyout of ICT's  predecessor company, International
                                      Computerized Telemarketing, Inc., from Decision Industries Corporation
                                      ("DIC"). Mr. Brennan  was employed by DIC from May 1983 to March 1987 and over that period served as Vice President of Product Marketing,
                                      Vice President of Corporate Planning and Business Development and
                                      President of its subsidiary, International Computerized Telemarketing.

John A. Stoops                 46     Mr. Stoops has been Vice President of Scholastics, Inc. since September
                                      1999. From January 1995 to September 1999, Mr. Stoops was Vice
                                      President and General Manager of Books and Information Services for
                                      American Express Publishing Corporation,  a joint venture between
                                      American Express and Time Publishing. From November 1990 to September
                                      1994, Mr. Stoops was President of Atlas  Editions, U.S.A. He has been a director of the Company since 1996.
























           -----------------------------------------------------------

            Director Continuing in Office with Term Expiring in 2001
           -----------------------------------------------------------

                                               Year First Became Director, Principal Occupations During
Name of Director               Age                   Past Five Years and Certain Directorships
----------------               ---             --------------------------------------------------------
Bernard Somers                 50     Mr. Somers has been a partner of Somers & Associates, Chartered
                                      Accountants, located in Dublin, Ireland, since 1988.  Mr. Somers has been a director of the Company since 1996.  He currently serves as a director of Eurotel Marketing Limited, a subsidiary of the Company, and
                                      Commerzbank Europe (Ireland) Ltd.


           -----------------------------------------------------------

            Director Continuing in Office with Term Expiring in 2002
           -----------------------------------------------------------

                                                 Year First Became Director, Principal Occupations During
Name of Director               Age                     Past Five Years and Certain Directorships
----------------               ---               --------------------------------------------------------
Donald P. Brennan
                               59      Donald P. Brennan has served as a Vice Chairman and director of the Company since April 1987. Mr. Brennan has been a private investor since December
                                       1998. He had been an Advisory Director of Morgan Stanley & Co. Incorporated
                                       since February 1996. Prior to that time,  Mr. Brennan was a Managing  Director and Head of the Merchant Banking Division of Morgan Stanley & Co.
                                       Incorporated from 1986 until his retirement in December 1998, and also has served as Chairman of Morgan Stanley Capital Partners III, Inc., Chairman of
                                       Morgan Stanley Leveraged Equity Fund II, Inc., Chairman of Morgan Stanley
                                       Venture  Partners and a director of Morgan Stanley & Co. Incorporated.


General Information Concerning the Board of Directors and its Committees

         The board of directors of the Company met on five occasions during 1999. The Pennsylvania Business Corporation Law provides that the board of directors, by resolution adopted by a majority of the entire board, may designate one or more committees, each of which shall consist of one or more directors. The board of directors annually elects from its members an Audit Committee and Compensation Committee. Each director attended at least 75% of the aggregate of the meetings of the board of directors held during the period for which he was a director, and the meetings of the committee or committees on which he served during such period.

         Audit Committee. The Audit Committee is responsible for providing general oversight with respect to the accounting principles employed in ICT's financial reporting. The Audit Committee meets at least annually with the Company's principal financial and accounting officers and independent public accountants to review the scope of auditing procedures, the Company's policies relating to internal auditing and accounting procedures and controls, and to discuss results of the annual audit of the Company's financial statements. The Audit Committee met twice during 1999. The Audit Committee is currently composed of three non-employee directors, Donald P. Brennan, Bernard Somers and John A. Stoops.

         Compensation Committee. The Compensation Committee has general supervisory power over, and the power to grant options under, the Company's stock option plans. In addition, the Compensation Committee recommends to the board the compensation of the Company's Chairman, President and Chief Executive Officer, reviews and takes action on the recommendations of the Chairman, President and Chief Executive Officer as to the compensation of the Company's other officers and key personnel, approves the grants of any bonuses to officers, and reviews other compensation matters generally. The Compensation Committee met twice during 1999. The Compensation Committee is currently composed of two non-employee directors, Donald P. Brennan and Bernard Somers.

                        EXECUTIVE OFFICERS OF THE COMPANY

Name                                     Age                    Position
----                                     ---                    --------
John J. Brennan                          56                     Chairman, President, Chief Executive Officer

Vincent A. Paccapaniccia                 42                     Senior Vice President, Finance and Administration,
                                                                Chief Financial Officer, and Assistant Secretary

Timothy F. Kowalski                      39                     Senior Vice President, Systems and Technology,
                                                                Chief Information and e-Commerce Officer

Vincent M. Dadamo                        52                     Senior Vice President, General Counsel and
                                                                Secretary

John D. Campbell                         44                     President, ICT Group Sales

John L. Magee                            46                     President, ICT TeleServices Division

Dean J. Kilpatrick                       55                     President, ICT Marketing Services Division

John P. McCabe                           47                     President, ICT Management Services and
                                                                International Services Division

--------------

         John J. Brennan's employment background is described above under "Directors Continuing In Office."

         Vincent A. Paccapaniccia has served as the Company's Senior Vice President, Finance and Administration, Chief Financial Officer and Assistant Secretary since August 1998. From July 1998 through August 1998, he served as Senior Vice President of Finance. From January 1996 through July 1998, Mr. Paccapaniccia served as Vice President of Finance. Between August 1991 and October 1995, Mr. Paccapaniccia served as Chief Financial Officer and then as Executive Vice President of Operations for Villeroy and Boch Ltd. He has also held several financial management positions for Lenox Inc. between October 1984 and August 1991, including Vice President and Controller and Director of Operations Planning.

         Timothy F. Kowalski has served as the Company's Chief e-Commerce Officer since December 1999 and as the Company's Senior Vice President, Systems and Technology and Chief Information Officer since August 1997. From May 1993 until July 1997, Mr. Kowalski was employed by Independence Blue Cross, where he served as Senior Director of Information and Technology Development. From December 1984 until May 1993, Mr. Kowalski was employed by Computer Sciences Corporation, a systems integration company, where he served as Technical Director.

         Vincent M. Dadamo has served as the Company's Senior Vice President, General Counsel and Secretary since June 1999. From July 1980 until January 1999, Mr. Dadamo was employed by DecisionOne Corporation (and its predecessors) a computer services company as General Counsel or Associate General Counsel.

         John D. Campbell has served as President of ICT Group Sales since January 1998. He served as President of ICT Domestic Sales between January 1997 and January 1998 and as Senior Vice President, Sales and Marketing between January 1990 and January 1998. Mr. Campbell served as the President of ICT Direct between January 1994 and January 1997.

         John L. Magee has served as the President of ICT TeleServices Division since January 1996 and was the Executive Vice President, Operations between January 1994 and January 1996. From November 1987 to January 1994, he served as Senior Vice President, Operations of the Company.

         Dean J. Kilpatrick has served as President of ICT Marketing Services Division since September 1996 and was the President of ICT Research Services from May 1994 to September 1996. From January 1992 to April 1994, Mr. Kilpatrick was the sole proprietor of Kilpatrick and Associates, a direct marketing consulting firm. Between February 1988 and January 1992, Mr. Kilpatrick was Vice President, Marketing for StarTV, Inc., a start-up television network business. From 1986 to 1988, Mr. Kilpatrick was Executive Vice President of MRI, Inc., a market research company.

         John P. McCabe has served as President, ICT Management Services and International Services Division since March 2000. He served as President, ICT International Services Division, from September 1998 to March 2000. Prior to joining the Company in April 1997, Mr. McCabe was senior vice president of National Westminster Bancorp, where he managed its operations, strategic planning and credit card business.

         John J. Brennan and Donald P. Brennan are brothers.


Certain Relationships and Related Transactions Involving Executive Officers and Directors

         Voting Trust Agreement. John J. Brennan, Donald P. Brennan and the Company have entered into a Voting Trust Agreement that terminates December 3, 2080 (the "Voting Trust Agreement"), with John J. Brennan and Donald P. Brennan as voting trustees. All acts of the voting trustees under the Voting Trust Agreement must be by unanimous consent, although the agreement provides that the voting trustees all be present for purposes of constituting a quorum at any meeting of the shareholders, regardless of whether the shares subject to the Voting Trust Agreement are to be voted at the meeting. Upon the death, incompetence or resignation of John J. Brennan as a voting trustee, Donald P. Brennan shall have the right to (i) be the sole voting trustee if he becomes actively involved in the Company, which shall include, up to December 31, 1999, becoming Chairman and appointing a President and Chief Executive Officer, and thereafter holding the position of President and Chief Executive Officer, or
(ii) appoint a successor trustee if he does not become, or ceases to be, actively involved in the Company. Upon the death, incompetence or resignation of Donald P. Brennan as a voting trustee, John J. Brennan shall have the right to be the sole voting trustee.

         Shareholders' Agreement. John J. Brennan, Donald P. Brennan and the Company have entered into a Shareholders' Agreement that covers the shares included under the Voting Trust Agreement and any other shares that they may own (the "Shareholders' Agreement"). The Shareholders' Agreement prohibits the transfer of shares owned by John J. Brennan and Donald P. Brennan, without the consent of the other, except (i) pursuant to a public offering, (ii) to certain family members and trusts therefore who agree to be bound by the Shareholders' Agreement, (iii) to the other party, or the Company, pursuant to rights of first refusal or (iv) to a third party if the first refusal rights have not been exercised.

         Voting Agreement. Each of the Company's employee optionholders has entered into a ten-year voting agreement (the "Voting Agreements") with the Company and John J. Brennan, the Chairman, President and Chief Executive Officer, pursuant to which each has agreed to vote all shares of Common Stock received by such individuals upon the exercise of options in the manner directed by Mr. Brennan. The Voting Agreements are binding on each of the optionholders' successors in interest. Mr. Brennan is required to release shares covered by the Voting Agreements if a shareholder intends to sell shares in the public market and completes the sale within 90 days of the release. Shares sold in the public market will thereafter not be subject to the Voting Agreements.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of March 31, 2000 (except as otherwise noted) regarding the ownership of Common Stock (i) by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) by each director of the Company, (iii) by each executive officer of the Company named in the Summary Compensation Table included elsewhere in this proxy statement and (iv) by all current executive officers and directors of the Company as a group.

                                                                        Number of Shares         Percentage
Names                                                                 Beneficially Owned (1)      of Class (2)
-----                                                                 -------------------         ---------
John J. Brennan (3)(4) .........................................           7,541,625                58.1%

Donald P. Brennan (3) ..........................................           6,346,500                53.7%

Eileen Brennan Oakley (5).......................................           2,062,500                17.5%

Bernard Somers (6)..............................................              10,000                 0.1%

John A. Stoops (6)..............................................               4,000                   *

John D. Campbell (7)............................................             163,700                 1.4%

John L. Magee (8)...............................................             275,175                 2.3%

John P. McCabe (9)..............................................              30,025                 0.3%

Maurice J. Kerins (10)..........................................             126,450                 1.1%

All executive officers and directors as a group (12 persons)....           7,563,425                58.2%

------------------------
*        Less than one percent

(1) Nature of ownership consists of sole voting and investment power unless otherwise indicated. The number of shares indicated includes shares issuable upon the exercise of outstanding stock options held by each individual or group to the extent such options are exercisable within 60 days of March 31, 2000.

(2) The percentage for each individual or group is based on the aggregate number of shares outstanding as of March 31, 2000 (11,820,025) and all shares issuable upon the exercise of outstanding stock options held by such individual or group to the extent such options are exercisable within 60 days of March 31, 2000.

(3) Includes 6,346,500 shares of Common Stock over which John J. Brennan and Donald P. Brennan share voting and dispositive power pursuant to a Voting Trust Agreement dated February 2, 1996, with John J. Brennan and Donald P. Brennan as voting trustees, and a Shareholders' Agreement dated February 2, 1996. The address of these shareholders is 800 Town Center Drive, Langhorne, PA 19047.

(4) Includes (i) 124,500 issued and outstanding shares of Common Stock and 1,035,625 shares of Common Stock issuable pursuant to exercisable stock options over which John J. Brennan exercises voting control pursuant to certain Voting Agreements entered into by and among current and former employees of the Company, John J. Brennan and the Company and (ii) 35,000 issued and outstanding shares of Common Stock and 127,700 shares of Common Stock issuable pursuant to exercisable stock options issued in Mr. Brennan's name.

(5) These shares are held subject to fourteen trusts for which Ms. Oakley serves as trustee. The address of this shareholder is 800 Town Center Drive, Langhorne, PA 19047.

(6) Includes 4,000 shares of Common Stock issuable pursuant to exercisable stock options.

(7) Includes 67,000 issued and outstanding shares of Common Stock and 96,700 shares of Common Stock issuable pursuant to stock options exercisable as of March 31, 2000, or within 60 days thereafter. Voting control over these shares is held by John J. Brennan pursuant to the terms of the Voting Agreements.

(8) Consists of 275,175 shares of Common Stock issuable pursuant to exercisable stock options over which John J. Brennan exercises voting control pursuant to certain Voting Agreements entered into by and among current and former employees of the Company, John J. Brennan and the Company.

(9) Consists of 30,025 shares of Common Stock issuable pursuant to exercisable stock options over which John J. Brennan exercises voting control pursuant to certain Voting Agreements entered into by and among current and former employees of the Company, John J. Brennan and the Company.

(10) Consists of 126,450 shares of Common Stock issuable pursuant to exercisable stock options over which John J. Brennan exercises voting control pursuant to certain Voting Agreements entered into by and among current and former employees of the Company, John J. Brennan and the Company.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

         Summary Compensation Table. The following table sets forth for the years ended December 31, 1999, 1998, and 1997 certain compensation paid by the Company to its Chief Executive Officer and the four other most highly compensated executive officers of the Company whose cash compensation exceeded $100,000 for the year ended December 31, 1999.

                           Summary Compensation Table
                           --------------------------

                                                             Annual                 Long Term
                                                          Compensation             Compensation
                                                      ---------------------        -------------
                                                                                    Securities
                                                                                    Underlying           All Other
        Name and Principal Position          Year     Salary        Bonus          Options/ SARs       Compensation (1)
        ---------------------------          ----    --------      --------        -------------       ------------
John J. Brennan..........................    1999    $414,299      $      0               58,800  (3)      $73,621
Chairman, President and Chief Executive      1998    $394,940      $ 29,314  (2)         116,400           $72,567
Officer                                      1997    $330,730      $ 15,942                   --           $46,008

John L. Magee............................    1999    $199,846      $ 92,790               12,800  (3)      $ 4,918
President, ICT TeleServices Division         1998    $193,192      $ 45,021               17,200           $ 5,191
                                             1997    $163,077      $ 56,161                   --           $ 6,123

John D. Campbell.........................    1999    $179,846      $111,780               16,700  (3)      $ 5,037
President, ICT Group Sales                   1998    $172,654      $ 72,516               19,400           $ 4,926
                                             1997    $149,462      $ 94,898                   --           $ 6,267

John P. McCabe...........................    1999    $165,846      $105,163               12,500  (3)      $ 5,037
President, ICT  Management Services and      1998    $156,554      $ 63,256                4,600           $ 2,880
International Services Divisions             1997    $ 57,692      $ 18,000               21,000           $   321

Maurice J. Kerins(4).....................    1999    $159,846      $ 70,446                9,800  (3)      $ 4,360
President, ICT Management Services Division  1998    $152,423      $ 56,146               17,000           $ 4,496
                                             1997    $134,462      $ 80,332                   --           $ 5,158

-------------------

(1) Includes: (A) for 1999 (i) Company contributions of $4,000, $4,000, $4,000, $4,000 and $4,000 to the Company's 401(k) tax-qualified employee savings and retirement plan on behalf of Mr. Brennan, Mr. Magee, Mr. Campbell, Mr. McCabe and Mr. Kerins, respectively, (ii) premiums paid by the Company in the amount of $1,032, $360, $240, $360, and $360 for group term life insurance on behalf of Mr. Brennan, Mr. Magee, Mr. Campbell, Mr. McCabe and Mr. Kerins, respectively; (iii) premiums paid by the Company in the amount of $56,321, $558 and $797 for life insurance on behalf of Mr. Brennan, Mr. Magee and Mr. Campbell, respectively; and (iv) lease payments paid by the Company in the amount of $12,268 for an automobile leased on behalf of Mr. Brennan; (B) for 1998 (i) Company contributions of $3,800, $3,800, $3,800, $3,800 and $3,800 to the Company's 401(k) tax-qualified employee savings and retirement plan on behalf of Mr. Brennan, Mr. Magee, Mr. Campbell, Mr. Kerins and Mr. Kilpatrick, respectively, (ii) premiums paid by the Company in the amount of $1,800, $696, $408, $696, and $1,152 for group term life insurance on behalf of Mr. Brennan, Mr. Magee, Mr. Campbell, Mr. Kerins and Mr. Kilpatrick, respectively; (iii) premiums paid by the Company in the amount of $54,725, $695 and $718 for life insurance on behalf of Mr. Brennan, Mr. Magee and Mr. Campbell, respectively; and (iv) lease payments paid by the Company in the amount of $12,242 for an automobile leased on behalf of Mr. Brennan; (C) for 1997 (i) Company contributions of $4,750, $4,750, $4,750, $4,750 and $4,185 to the Company's 401(k) tax-qualified employee savings and retirement plan on behalf of Mr. Brennan, Mr. Magee, Mr. Campbell, Mr. Kerins and Mr. Kilpatrick, respectively, (ii) premiums paid by the Company in the amount of $1,152, $408, $408, $408, and $1,152 for group term life insurance on behalf of Mr. Brennan, Mr. Magee, Mr. Campbell, Mr. Kerins and Mr. Kilpatrick, respectively; and
         (iii) premiums paid by the Company in the amount of $40,106, $965 and $1,109 for life insurance on behalf of Mr. Brennan, Mr. Magee and Mr. Campbell, respectively.

(2) This bonus represents a portion of Mr. Brennan's 1997 base salary that he was eligible to receive in 1997, but of which he elected to defer payment and receive as a bonus during 1998.

(3) These options were granted in 1999 as bonus compensation for the individual's performance during 1998.

(4) Mr. Kerins resigned as the President, ICT Management Services Division in February 2000.

         Option Grants in Last Fiscal Year. The following table sets forth certain information concerning grants of stock options made during 1999 to the persons named in the Summary Compensation Table.

                      OPTION GRANTS IN THE LAST FISCAL YEAR

                                                                                                Potential Realization Value
                                       Number of     % of Total                                 at Assumed Annual Rates of
                                       Securities     Options                                   Stock Price Appreciation for
                                       Underlying    Granted to    Exercise                     Option Term (5 years) (1)
                                         Options    Employees In     Price    Expiration        -------------------------
        Name                             Granted    Fiscal Year    ($/share)     Date              5%             10%
        ----                             -------    -----------    ---------     ----              --             ---
John J. Brennan............              58,800         20%          $3.40     02/23/09         $55,234        $122,053

John L. Magee .............              12,800          4%          $3.40     02/23/09         $12,024        $ 26,569

John D. Campbell...........              16,700          6%          $3.40     02/23/09         $15,687        $ 34,665

John P. McCabe.............              12,500          4%          $3.40     02/23/09         $11,742        $ 25,947

Maurice J. Kerins..........               9,800          3%          $3.40     02/23/09         $ 9,206        $ 20,342

----------------
(1) The dollar amounts under these columns are the result of calculations at 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation of the price of the Common Stock. The Company did not use an alternative formula for a grant date valuation. The Company is not aware of any formula that will determine with reasonable accuracy a present value based on future unknown or volatile factors.

         Year End Values. The following table summarizes option exercises during 1999 and the value of vested and unvested options for the persons named in the Summary Compensation Table at December 31, 1999. Year-end values are based upon a price of $12.25 per share, which was the closing market price of a share of the Company's Common Stock on December 31, 1999.

                  Aggregated Option Exercises in Last Year and
                             Year-End Option Values

                                                                                              Value of Unexercised
                                                               Number of Unexercised         In-the-Money Options at
                                                            Options at December 31, 1999      December 31, 1999 (1)
                         Shares Acquired                    -----------------------------   ----------------------------
     Name                  on Exercise     Value Realized   Exercisable     Unexercisable   Exercisable    Unexercisable
     ----                ---------------   --------------   -----------     -------------   -----------    -------------
John J. Brennan......                --             --        72,900           102,300     $  559,320         $819,510

John L. Magee........            19,000       $160,556       272,800           18,200      $3,277,407         $148,385

John D. Campbell.....            81,000       $219,154        81,375           22,225      $  910,298         $182,384

John P. McCabe.......                --             --        18,025           24,275      $   87,144         $165,451

Maurice J. Kerins....            40,000       $347,354       119,750           15,850      $1,400,158         $127,735

-----------
(1) Values calculated using the closing market price of $12.25 per share of the Company's Common Stock on December 31, 1999 and the per share exercise price of the individual's options.

         The Company does not currently grant any long-term incentives, other than stock options, to its executives or other employees. Similarly, the Company does not sponsor any defined benefit or actuarial plans at this time.

         In October, 1999 the Company adopted a Non-Qualified Deferred Compensation Plan for certain employees, with deferrals to commence in April 2000. This plan will allow these employees to defer a portion of their compensation on a pre-tax basis. Currently, there is no employer match on any amounts deferred. Employees are fully vested in their deferred amounts, but withdrawals are not permitted until the plan is terminated, the employee attains age 65, or the employee terminates, becomes disabled, or dies. Other withdrawals are permitted for unforeseeable emergencies only.

Employment Agreements

         In May 1996, the Company entered into an employment agreement with John
J. Brennan as President and Chief Executive Officer. The agreement was for a three-year term which ended April 30, 1999 and renews automatically for successive three-year periods unless either party gives written notice of termination at least 180 days prior to the expiration date, unless earlier terminated as provided therein. Mr. Brennan's employment agreement was renewed on May 1, 1999 for an additional three-year term. The agreement initially provided for a base salary of $364,000, which shall be increased by a minimum of 5% each year but may not be decreased below the then current level. The Board, in its sole discretion, may award incentive bonuses in the form of cash and/or stock to Mr. Brennan, who will be eligible each year for a minimum bonus in an amount equal to his then current salary. If Mr. Brennan is terminated by the Company for other than willful misconduct, or terminates his employment for "good reason," then the Company shall maintain its obligations under the agreement through the later of (i) the expiration of the then current term of the agreement (or the expiration of the next renewal term if there are less than 180 days remaining in the current term and no notice of termination was given prior thereto), or (ii) 24 months from the date of termination. Mr. Brennan may terminate his agreement for "good reason" upon 30 days' written notice if there has been a reduction in his salary or benefits, a substantial change in his duties or a change of control, defined as the decrease below 50% of the combined voting power of the Common Stock by John J. Brennan and Donald P. Brennan and their children and grandchildren.

         In April 1987, the Company entered into employment agreements with John
L. Magee and Maurice J. Kerins that provided for base salaries of $70,000 and $55,000 per year, respectively. Each employment agreement provides that the employee's salary is to be reviewed annually by the Board of Directors. In February 2000, Mr. Kerins resigned his position as President, ICT Management Services Division and the Company has no further payment obligations under his employment agreement. During March 2000 Mr. Kerins acted as a consultant to the Company. Mr. Magee's current base salary is $210,000. His employment agreement had an initial term of three years, but renews automatically each year for an additional one-year term unless either party to the agreement terminates prior to the end of the renewal term. The agreement was renewed on January 1, 2000 for an additional one-year term. In addition to base salary, the agreement allows for bonuses to be paid by the Company. The Company may terminate the employment agreement at any time, with or without cause. The employment agreement contains severance provisions which, if triggered, entitle Mr. Magee to monthly severance payments in an amount equal to his then-current monthly salary for a period of 12 months. The severance payments are triggered by the occurrence of any of the following events: termination of employment by the Company without cause, cessation of business operations in a business in which Mr. Magee is employed, a merger, consolidation or acquisition of the Company, the filing by the Company of a voluntary petition in bankruptcy or the filing of an involuntary petition in bankruptcy against the Company which is not dismissed within 60 days. In addition, if Mr. Magee terminates his employment upon 90 days' prior written notice, in certain circumstances, the Company would be required to continue to provide him with his regular payments of base salary for a period of 90 days.

         In October 1987, John D. Campbell entered into an employment agreement with the Company that provided for a base salary of $43,200 per year. Mr. Campbell's employment agreement had an initial term of one year, but renews automatically each year for an additional one-year term unless either party terminates prior to the end of the renewal term. Mr. Campbell's employment agreement was renewed on January 1, 2000 for an additional one-year term. Mr. Campbell, whose current base salary is $190,000, is eligible for bonuses from the Company.

         In 1994, the Company entered into an employment agreement with Dean J. Kilpatrick that provided for a base salary of $110,000 per year. Mr. Kilpatrick's employment agreement had an initial term of one year and renews automatically for consecutive one-year periods unless terminated within 90 days prior to the expiration of the then-current term. In addition to his base salary, which is currently $165,000, Mr. Kilpatrick is eligible for bonuses from the Company.

         The employment agreements discussed above contain non-tampering, non-disclosure, non-solicitation and confidentiality provisions. Although the employment contracts restrict the employee from interfering with the Company's current, former or potential customers, there is no provision restricting a terminated employee's ability to work for a competitor of the Company.


Compensation of Directors

         The independent directors are paid directors' fees of $2,000 for each quarterly Board meeting attended and $500 for each special Board meeting attended and each committee meeting attended. In addition, directors are reimbursed for expenses incurred in connection with attendance at Board and committee meetings.

         Under the Company's 1996 Non-Employee Directors Plan, each independent director owning less than 10% of the outstanding capital stock of the Company receives, upon initial election to the Board, an option to purchase 1,000 shares of Common Stock. The options are fully vested and immediately exercisable, have an exercise price equal to the fair market value of the Common Stock on the date of grant and expire ten years after the date of grant. In addition, each independent director owning less than 10% of the outstanding capital stock of the Company is granted an option to purchase 1,000 shares of Common Stock on the date of each annual meeting; these options will vest in full one year after grant, will have an exercise price equal to the fair market value of the Common Stock on the date of grant and expire ten years after issuance.

                   The following Compensation Committee Report and the Comparative Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                          COMPENSATION COMMITTEE REPORT

         On July 30, 1996, following the Company's initial public offering, the board of directors created the Compensation Committee to have the responsibility for implementing and administering the Company's compensation policies and programs for its executive officers. Prior to July 1996, the responsibilities of the Committee were performed by the Board as a whole.

         The Compensation Committee is responsible for setting the base salaries and the total compensation levels of the Chief Executive Officer (the "CEO") and the other executive officers of the Company. In addition, the Compensation Committee is responsible for (i) setting the performance criteria for annual bonus awards and determining the achievement levels and payout for the executive officers and (ii) determining which executives, including the CEO, will be granted stock options and the size of such grants.

Compensation Philosophy

         The Company's compensation policies for executive officers are designed to (a) provide competitive compensation packages that will attract and retain superior executive talent, (b) link a significant portion of compensation to financial results, so as to reward successful performance, and (c) provide long-term equity compensation, to further align the interests of executive officers with those of stockholders and further reward successful performance. The principal components of the Company's executive officer compensation program are base salary, annual bonus awards, and grants of stock options.

Annual Compensation

         Annual cash compensation is comprised of a base salary and a bonus award and is based upon a review of compensation packages of executives in comparable positions with other publicly held teleservices firms. The Committee believes that the compensation levels of the executive officers in fiscal 1999 were within the median compensation levels for comparable positions.

         Bonus awards are made pursuant to a criteria established toward the beginning of each fiscal year. The amount of bonus paid to an executive officer is largely based upon the Company's achievement of specified levels of income determined by the Compensation Committee; provided, however, that in the case of sales personnel their bonuses are based upon specified sales targets and the margins achieved with such sales. Payment of awards are made in cash and in stock options as determined by the Compensation Committee.

Long-Term Compensation

         The Compensation Committee has had the discretion to grant stock options to the executive officers. The number of options in each grant is not based on any specific criteria. However, the Compensation Committee considered primarily the executive's position, skills and achievements, and the level and timing of previously granted stock options.


Compensation of Chief Executive Officer

         The CEO's annual base salary was increased to $421,375 effective May 1, 1999 from $401,310 pursuant to his employment agreement which was executed in May 1996. Based upon the analysis by the Compensation Committee, the Compensation Committee is of the opinion that the CEO's base salary is comparable to the median of competitive base salaries for executives from companies of similar annual revenues, operating earnings and growth potential.

         The CEO was granted 58,800 options in 1999. These options were granted as bonus compensation for the CEO's performance during 1998.

Deductibility of Certain Compensation

         Section 162(m) of the Internal Revenue Code generally denies a federal income tax deduction for certain compensation exceeding $1,000,000 paid to the CEO or any of the four other highest paid executive officers, excluding (among other things) certain performance-based compensation. Through December 31, 1999, this provision has not affected the Company's tax deductions, but the Compensation Committee will continue to monitor the potential impact of section 162(m) on the Company's ability to deduct executive compensation.

                                                      THE COMPENSATION COMMITTEE

                                                           Bernard Somers

                       COMPARATIVE STOCK PERFORMANCE GRAPH

         The graph below compares the cumulative total stockholder return on the Company's Common Stock at its initial public offering price with the cumulative total return of (i) the Nasdaq Stock Market (U.S.) Index (the "Nasdaq Index") and (ii) a "peer group" index, assuming an investment of $100 on June 14, 1996 in each of the Common Stock of the Company, the stocks comprising the Nasdaq Index and the stocks comprising the "peer group," and further assuming reinvestment of dividends. The "peer group" consists of Aegis Communications Group, Inc., APAC Teleservices, Inc., RMH Teleservices, Inc., Telespectrum Worldwide, Inc., West Teleservices Corp., Precision Response Corp., Sitel Corp. and Teletech Holdings, Inc. In 1998, ATC Communications Group, Inc. merged with IQI, Inc. and changed its corporate name to Aegis Communications Group, Inc. The graph commences as of June 14, 1996, the date the Common Stock became publicly-traded.

                         COMPARISON OF CUMULATIVE RETURN
                     ICT, Nasdaq Index and Peer Group Index




                                (GRAPH OMITTED)























Measurement Date     ICT Group, Inc.     Nasdaq Stock Market        Peer Group
----------------     ---------------     -------------------        ----------

     6/14/96              $100                   $100                  $100

    12/31/96              $ 27                   $103                  $113

    12/31/97              $ 28                   $126                  $ 44

    12/31/98              $ 16                   $178                  $ 28

    12/31/99              $ 77                   $313                  $ 77

                                 PROPOSAL NO. 2
                   AMENDMENT OF 1996 EQUITY COMPENSATION PLAN

         At the Annual Meeting, the shareholders will vote on a proposal to amend the Company's 1996 Equity Compensation Plan (the "Plan") to increase the number of shares of Common Stock reserved for issuance under the Plan from 1,120,000 to 1,620,000. The board of directors approved the amendment at its meeting held in April 2000, subject to shareholder approval.

         The board believes the Plan helps the Company to attract, retain and motivate employees and other key personnel and to encourage them to devote their best efforts to the business and financial success of the Company. The board believes that providing key employees and consultants with the opportunity to acquire an equity interest in the Company over time serves to align their interests closely with other shareholders. The Plan has not been amended previously. As of December 31, 1999, the Company had granted, net of cancellations, options to purchase 670,375 shares under the Plan. The board of directors believes it is in the best interest of the Company to increase the number of shares authorized for issuance under the Plan because the increase will allow the Company to continue to grant stock-based compensation at levels it deems appropriate. The Company has received a report from Arthur Andersen LLP, an independent worldwide compensation consultant, advising the Company that the proposed increase in the number of shares reserved for issuance under the Plan is reasonable and within generally accepted limits when compared to other companies within the Company's peer group.

         The board of directors recommends that the shareholders vote FOR the proposal to amend the Plan to increase the number of shares of Common Stock reserved for issuance under the Plan from 1,120,000 to 1,620,000.

Vote Required for Approval

         Approval of the proposed amendment to the Plan requires the affirmative vote of the holders of a majority of the votes cast by the holders of the Common Stock entitled to vote thereon.

Description of the Plan

         General. Subject to adjustment in certain circumstances as discussed below, the Plan currently authorizes up to 1,120,000 shares of Common Stock of the Company for issuance pursuant to the terms of the Plan. If and to the extent Grants under the Plan expire or are terminated for any reason without being exercised, or the shares of Common Stock subject to a Grant are forfeited, the shares of Common Stock subject to such Grants again will be available for Grants under the Plan.

         Administration of the Plan. The Plan is administered and interpreted by a Committee (the "Committee") of the Board consisting of two or more persons appointed by the Board from among its members, each of whom must be a "disinterested person" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and an "outside director" as defined by section 162(m) of the Internal Revenue Code (the "Code").

         Grants. Grants to employees (including officers and directors) and consultants of the Company ("Grantees") under the Plan may consist of (i) options intended to qualify as incentive stock options ("ISOs") within the meaning of section 422 of the Code, (ii) options which are not intended to qualify as ISO's ("NQSOs") (iii) restricted stock, (iv) stock appreciation rights ("SARs") or (v) other awards that are valued in whole or in part by reference to, or are otherwise based on, the Company's Common Stock.

         Eligibility for Participation. Grants may be made to any full-time employee (including officers and directors) and consultants of the Company. As of December 31, 1999, 460 employees were eligible for Grants under the Plan. During any calendar year, no Grantee may receive Grants for more than 570,000 shares of Common Stock. As of December 31, 1999, 89 Grants had been made under the Plan.

         Options. The option price of any ISO granted under the Plan will not be less than the fair market value of the underlying shares of Common Stock on the date of grant; provided, however, that if an ISO is granted to a Grantee who then owns, directly or indirectly, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company, then the option price will be at least 110% of the fair market value of the underlying shares of Common Stock on the date of grant. The option price of an NQSO is determined by the Committee in its sole discretion and may be greater than, equal to or less than the fair market value of the underlying shares of Common Stock on the date of grant.

         The Committee may determine the term of each option; provided, however, that the exercise period may not exceed ten years from the date of grant or five years from the date of grant of an ISO if the Grantee on the date of grant owns, directly or indirectly, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company. A Grantee may pay the option price (i) in cash, (ii) with the approval of the Committee, by delivering shares of Common Stock owned by the Grantee (including Common Stock acquired in connection with the exercise of a stock option, subject to such restrictions as the Committee deems appropriate) and having a fair market value on the date of exercise equal to the option price or (iii) by a combination of the foregoing.

         If a Grantee ceases to serve as an employee, director or consultant of the Company or its subsidiaries for any reason other than disability, death or termination for cause, the Grantee's stock options will terminate 90 days following the date on which he or she ceases to serve. If the Grantee's service ceases due to the Grantee's death or disability, the Grantee's stock options will terminate one year following the date on which he or she ceases to serve due to such death or disability. If the Grantee's service ceases due to termination by the Company for cause, the Grantee's stock options will terminate immediately. However, in each case described above, the Committee may specify a different termination date with respect to a Grantee, but in no event later than the date of expiration of the option term.

         Restricted Stock. The Committee may make Grants of restricted stock. Shares may be issued for cash or other consideration, as the Committee determines. The number of shares of Common Stock granted to each Grantee shall be determined by the Committee. Grants of restricted stock will be made subject to such restrictions and conditions as the Committee may determine in its sole discretion, including restrictions on transferability (the "Restriction Period"). During the Restriction Period, if any, a Grantee will have the right to vote the shares subject to the Grant and the right to receive any regular cash dividends paid thereon, unless the Committee determines otherwise. If a Grantee's employment or service for the Company terminates, or in the event of the occurrence of certain other events determined by the Committee, the Grant will terminate with respect to all shares as to which the restrictions have not lapsed and those shares must be returned to the Company.

         Stock Appreciation Rights. The Committee may grant SARs alone or in tandem with any stock option. The base amount of an SAR will be the greater of
(i) the exercise price of the related stock option, if any, or (ii) the fair market value of a share of Common Stock on the date of grant of the SAR, unless the Committee determines otherwise. Upon exercise of an SAR, a Grantee will receive the amount by which the fair market value of the Common Stock on the date of exercise exceeds the base amount of the SAR. A Grantee may elect to have such appreciation paid in cash or in shares of Common Stock of the Company, subject to Committee approval.

         Stock-Based Awards. The Committee may, subject to limitations under applicable law, grant to any Grantee other than a non-employee director, awards of Common Stock or cash equal to the value of shares of Common Stock as a bonus, subject to such conditions and restrictions, if any, as the Committee may determine in its sole discretion.

         Conditions of Grants. Unless the Committee determines otherwise, all Grants under the Plan will be contingent upon the Grantee entering a voting agreement with respect to any shares issued pursuant to such Grant, in the form and manner prescribed by the Committee. No shares of Common Stock will be issued in connection with any Grant under the Plan unless the Grantee participates in such voting trust or the Committee determines otherwise.

         Amendment and Termination of the Plan. The Board may amend or terminate the Plan at any time; provided, however, that, the Board must obtain shareholder approval of any amendments to the Plan that (i) increase the aggregate number of shares of Common Stock for which Grants may be made thereunder, (ii) decrease the minimum exercise price specified by the Plan in respect of ISOs, (iii) change the class of employees eligible to receive ISOs under the Plan, (iv) increase the individual limit of shares of Common Stock for which Grants of options may be made to any single individual under the Plan or (v) make any amendment that requires shareholder approval pursuant to Rule 16b-3 of the Exchange Act or 162(m) of the Code. The Plan will terminate in May 2006, unless terminated earlier by the Board or extended by the Board with approval of the shareholders.

         Adjustment Provisions. If there is any change in the number or kind of shares of Common Stock outstanding by reason of a stock dividend, recapitalization, stock split or combination or exchange of such shares, or merger, reorganization or consolidation in which the Company is the surviving corporation, or reclassification or other change in the par value of the Common Stock or by reason of any other extraordinary or unusual event affecting the outstanding Common Stock as a class, the Committee may make adjustment to reflect any increase or decrease in the number or kind of issued shares of Common Stock.

         Change of Control of the Company. Upon a change of control of the Company (i) the Company will provide each Grantee with outstanding Grants written notice of such change of control, (ii) all outstanding stock options and SARs will automatically accelerate and become fully exercisable and (iii) the restrictions and conditions on all outstanding restricted stock and stock-based awards will immediately lapse. In addition, upon a change of control where the Company is not the surviving corporation, all outstanding stock options and SARs must be assumed or replaced with comparable options or rights by the surviving corporation; provided, however, that the Committee may (i) require that Grantees surrender their outstanding stock options and SARs in exchange for a payment by the Company, in cash or Common Stock as determined by the Committee, in an amount equal to the amount by which the then fair market value of the shares of Common Stock subject to the Grantee's outstanding stock options or SARs exceeds the option purchase price of the stock options or base amount of the SARs, as the case may be, and (ii) terminate any or all outstanding stock options and SARs at such time as the Committee deems appropriate.

                                 PROPOSAL NO. 3
                  AMENDMENT OF 1996 NON-EMPLOYEE DIRECTORS PLAN

         At the Annual Meeting, the shareholders will vote on a proposal to amend the Company's 1996 Non-Employee Directors Plan (the "Directors Plan") to increase the number of shares of Common Stock reserved for issuance under the Directors Plan from 30,000 to 50,000. The board of directors approved the amendment at its meeting held in April 2000, subject to shareholder approval.

         The board believes the Directors Plan helps the Company to attract, retain and motivate non-employee directors to participate in the management of the Company through representation on the board. The board believes that providing non-employee directors with the opportunity to acquire an equity interest in the Company will align their interests closely with other shareholders. The Directors Plan has not been amended previously. As of December 31, 1999, the Company had granted, net of cancellations, options to purchase 8,000 shares under the Directors Plan. The board of directors believes it is in the best interest of the Company to increase the number of shares authorized for issuance under the Directors Plan because the increase will allow the Company to continue to grant stock-based compensation at levels it deems appropriate. The Company has received a report from Arthur Andersen LLP, an independent worldwide compensation consultant, advising the Company that the proposed increase in the number of shares reserved for issuance under the Directors Plan is reasonable and within generally accepted limits when compared to other companies within the Company's peer group.

         The board of directors recommends that the shareholders vote FOR the proposal to amend the Directors Plan to increase the number of shares of Common Stock reserved for issuance under the Director Plan from 30,000 to 50,000.

Vote Required for Approval

         Approval of the proposed amendment to the Directors Plan requires the affirmative vote of the holders of a majority of the votes cast by the holders of the Common Stock entitled to vote thereon.

Description of the Directors Plan

         The Directors Plan was adopted by the Board in May 1996. The Directors Plan currently provides for formula grants of NQSOs to members of the Board of Directors who are not employees of the Company ("Non-Employee Directors").

         General. Subject to adjustment in certain circumstances as discussed below, the Directors Plan authorizes up to 30,000 shares of common stock of the Company for issuance pursuant to the terms of the Plan. If and to the extent Grants under the Directors Plan expire or are terminated for any reason without being exercised, or the shares of Common Stock subject to a Grant are forfeited, the shares of Common Stock subject to such Grants again will be available for future Grants under the Directors Plan.

         Eligibility for Participation. Each Non-Employee Director who owns less than 10% of the outstanding stock of the Company is eligible to receive NQSOs under the Directors Plan.

         Formula Grants. Pursuant to the Directors Plan, each Non-Employee Director who first becomes a member of the Board will receive an NQSO to purchase 1,000 shares of Common Stock on the date he or she becomes a member of the Board. Such NQSOs will be 100% vested and immediately exercisable on the date of grant. Thereafter, on each date that the Company holds its annual meeting of shareholders, each Non-Employee Director in office immediately after the annual election of directors (other than Non-Employee Directors first elected at such meeting) will receive an NQSO to purchase 1,000 shares of Common Stock. The exercise price of all options granted pursuant to the Directors Plan must be equal to the fair market value of a share of Common Stock on the date of grant and the term of each such option will be ten years. Options granted annually to Non-Employee Directors pursuant to the Directors Plan shall become exercisable with respect to 100% of the shares on the first anniversary of the date of grant.

         If a Non-Employee Director ceases to serve as a Non-Employee Director of the Company or its subsidiaries for any reason other than becoming an employee of the Company, disability, death or termination for cause, the Non-Employee Director's NQSOs will terminate 90 days following the date on which he or she ceases to serve. If a Non-Employee Director's service ceases due to death or disability, the Non-Employee Director's NQSOs will terminate one year following the date on which he or she ceases to serve due to such death or disability. If a Non-Employee Director's service ceases due to termination by the Company for cause, the Non-Employee Director's NQSOs will terminate immediately.

         Amendment and Termination of the Directors Plan. The Board may amend or terminate the Directors Plan at any time provided, however, that the formula provisions of the Directors Plan may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder. The Directors Plan will terminate in May 2006, unless terminated earlier by the Board or extended by the Board with approval of the shareholders.

         Adjustment Provisions. If there is any change in the number or kind of shares of Common Stock outstanding by reason of a stock dividend, recapitalization, stock split or combination or exchange of such shares, or merger, reorganization or consolidation in which the Company is the surviving corporation, or reclassification or other change in the par value of the Common Stock or by reason of any other extraordinary or unusual event affecting the outstanding Common Stock as a class, the Committee may make adjustment to reflect any increase or decrease in the number or kind of issued shares of Common Stock.

         Change of Control of the Company. Upon a change of control of the Company (i) the Company will provide each Non-Employee Director with outstanding NQSOs written notice of such change of control and (ii) all outstanding NQSOs will automatically accelerate and become fully exercisable.

                                 PROPOSAL NO. 4
           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The board of directors has appointed the firm of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 2000. Arthur Andersen LLP has audited the Company's financial statements since the Company's inception. The appointment of independent public accountants is approved annually by the board of directors, which is based in part on the recommendations of the Audit Committee. In making its recommendations, the Audit Committee reviews both the audit scope and estimated audit fees for the coming year. This appointment will be submitted to the shareholders for ratification at the Annual Meeting.

         Although not required by law or by the By-laws of the Company, the board of directors has determined that it would be desirable to request ratification of this appointment by the shareholders. If ratification is not received, the board of directors will reconsider the appointment. A representative of Arthur Andersen LLP is expected to be available at the Annual Meeting to respond to appropriate questions and to make a statement if he so desires.

         The affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of the outstanding shares of Common Stock is required for the ratification of this selection.

         The board of directors recommends that the shareholders vote FOR ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act requires the Company's executive officers and directors and persons who own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership of the Company's Common Stock and any other equity securities of the Company with the Securities and Exchange Commission. Based on its records, the Company believes that reports for its executive officers, directors and greater than ten percent shareholders were filed during 1999, except that the grants of a stock option to two executive officers of the Company inadvertently were not reported.

                                  OTHER MATTERS

         The board of directors is not aware of any matters not set forth herein that may come before the meeting. If, however, further business properly comes before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.


                STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

         Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with regulations adopted by the SEC. To be considered for inclusion in the proxy statement and form of proxy relating to the 2001 annual meeting, such proposals must be received by the Company no later than December 26, 2000. Proposals should be directed to the attention of the Secretary of the Company.

                           ANNUAL REPORT ON FORM 10-K

         The Company will furnish without charge to each person whose proxy is being solicited, upon the written request of such person, a copy of the Company's annual report on Form 10-K for the year ended December 31, 1999, including the financial statements, but excluding exhibits. Requests for copies of such report should be directed to the Company, Attention: Vincent Paccapaniccia.

                                             By order of the board of directors,

                                             Vincent M. Dadamo
                                             Secretary


April 19, 2000

ICT Group, Inc.
ANNUAL MEETING OF SHAREHOLDERS - MAY 24, 2000 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints JOHN J. BRENNAN and VINCENT M. DADAMO, or either of them, acting alone in the absence of the other, the proxies of the undersigned, with full powers of substitution (the "Proxies"), to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders of ICT Group, Inc, (the "Company") to be held at the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, New Jersey 08540 on May 24, 2000, at 10:00 a.m. or any adjournment thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote. (Continued and to be signed on the reverse side.)

Please mark your votes as in this example.

WITHHOLD
AUTHORITY
to vote for the    [X}
nominees listed
at right


FOR the
nominees listed at right (except as marked to the contrary below)


          FOR                   AGAINST                 ABSTAIN
          [ ]                     [ ]                     [ ]


Nominees:                                         John J. Brennan
   John A. Stoops


1. Election of Directors
   (Class I)

(Instructions: To withhold authority to vote for an individual nominee, write that nominee's name on the line below.)


2. Proposal to amend the Company's 1996 Equity Compensation Plan to increase the number of shares reserved for issuance from 1,120,000 to 1,620,000.

3. Proposal to amend the Company's 1996 Non-Employee Directors Plan to increase the number of shares reserved for issuance from 30,000 to 50,000.

4. Proposal to ratify the Appointment of Arthur Andersen LLP as Independent Public Accountants of the Company for the Fiscal Year Ending December 31, 2000.

5. Other Business. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

         This Proxy, when properly executed, will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote "FOR" the director nominees, "FOR" the proposal to increase the number of shares reserved for issuance under the Company's 1996 Equity Compensation Plan and 1996 Non-Employee Directors Plan and "FOR" the ratification of Arthur Andersen LLP as the Independent Public Accountants of the Company.

PLEASE mark, SIGN, date and return THIS PROXY card PROMPTLY USING THE ENCLOSED ENVELOPE.


   Date:                                                   , 2000


Signature


Signature

Note:Please sign exactly as name or names appear on this Proxy. If stock is held jointly, each holder must sign. If signing as attorney, trustee, executor, administrator, custodian or corporate officer, please give full title.